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                                   EXHIBIT 10(i)(h)


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                                   VOTING AGREEMENT

Made as of June 10, 1997 by and among Discount Investment Corporation Ltd. ("DIC"), PEC Israel Economic Corporation ("PEC") and Delek Investments and Properties Ltd. ("Delek")

Whereas the parties hereto are shareholders of Super-Sol Ltd. (the "Company");
and

Whereas the parties hereto are willing to vote in concert at the General Meetings of the Company's shareholders on the election from time to time of the Company's directors;

NOW, THEREFORE, the parties hereto hereby agree as follows:

As long as Delek holds Ordinary Shares of the Company representing more than 10% of the Company's Ordinary Shares being issued and outstanding from time to time:

1. DIC and PEC shall exercise all their voting rights as shareholders of the Company and shall vote together with Delek at the General Meetings of the Company's shareholders for electing to the Company's Board of Directors such number of directors designated by Delek which shall be as near as possible to but not less than 20% of number of all directors of the Company who will serve on the Company's Board of Directors immediately after such election of Delek's designees.

2. Delek shall exercise all its voting rights as a shareholder of the Company and shall vote together with DIC and PEC at the General Meetings of the Company's shareholders on the election of all other directors of the Company in the same manner as DIC and PEC shall vote thereon.

3. The parties hereto acknowledge their common intention that one of the Company's directors from those designated by Delek for election to the Company's Board of Directors shall be included among the members of each committee of the Company's Board of Directors. Accordingly, the parties hereto shall present mutually agreed upon recommendations in line with the foregoing to the Company's Board of Directors as to the composition of any such committee.

4. This Agreement shall be governed and interpreted by the laws of the State of Israel.

IN WITNESS WHEREOF, the parties have signed below:

                                        PEC Israel Economic Corporation
/s/ D. TADMOR
Discount Investment Corporation Ltd.

                                        By: /s/ FRANK J. KLEIN
                                           ---------------------------
/s/ A. SADEH
Delek Investments and Properties Ltd.